Exhibit (b)

Japan Smaller Capitalization Fund, Inc.

Worldwide Plaza
309 West 49th Street
New York, New York 10019

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

The undersigned officers of Japan Smaller Capitalization Fund, Inc. (the “Registrant”) do hereby certify that, to the best of each such officer’s knowledge:

1.	The Form N-CSR of the Registrant for the period ended August 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 10/29/2019	/s/ Yuichi Nomoto
Yuichi Nomoto President, Principal Executive Officer

Date: 10/29/2019	/s/ Amy J. Robles
Amy J. Robles Treasurer, Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Japan Smaller Capitalization Fund, Inc. and will be retained by Japan Smaller Capitalization Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.